EXHIBIT 23.4





INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Amendment No. 1 to Registration Statement No. 333-18807 of Chateau Properties, Inc. on Form S-4 of our reports dated February 2, 1996 (relating to the consolidated financial statements of ROC Communities, Inc.), February 23, 1994 (relating to the financial statements of ROC Controlled Properties), and July 26, 1996 (relating to certain real estate properties), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


We also consent to the incorporation by reference in this
Amendment No. 1 to Registration Statement No. 333-18807 of Chateau Properties, Inc. on Form S-4 of our reports dated February 2, 1996 (relating to the consolidated financial statements of ROC Communities, Inc.), and February 23, 1994 (relating to the financial statements of ROC Controlled, Properties), appearing in the Annual Report on Form 10-K and 10-K/A of ROC Communities, Inc. for the year ended December 31, 1995, and our reports dated July 26, 1996 (relating to certain real estate properties) appearing in the Current Report on Form 8-K/A of ROC Communities, Inc. dated September 9, 1996.
/s/ DELOITTE & TOUCHE LLP
    ---------------------
    DELOITTE & TOUCHE LLP

Denver, Colorado
January 28, 1997